Exhibit 99

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P R E S S   R E L E A S E

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RELEASE DATE:	CONTACT:

November 24, 2008	CHARLES P. EVANOSKI
GROUP SENIOR VICE PRESIDENT
CHIEF FINANCIAL OFFICER
(724) 758-5584

FOR IMMEDIATE RELEASE

ESB FINANCIAL CORPORATION ELECTS NOT TO PARTICIPATE IN U.S.
TREASURY’S CAPITAL PURCHASE PROGRAM

Ellwood City, Pennsylvania, November 24, 2008 – ESB Financial Corporation (Nasdaq: ESBF), the parent company of ESB Bank, today announced that it did not apply for funds available through the U.S. Department of the Treasury’s Capital Purchase Program, part of the federal government’s Troubled Assets Relief Program (TARP).

Charlotte A. Zuschlag, President and Chief Executive Officer of the Company, stated, “The Board of Directors, senior management and I have concluded that there is no financial or strategic advantage to be gained for the Company by participation in the TARP’s Capital Purchase Program, however we are respectful of the decision of our peers who are participating. The Bank’s capital ratio already exceeds the 10.0% guideline for well-capitalized financial institutions with total risk-based capital ratio of 14.87% at September 30, 2008. Throughout the recent difficult interest rate environments, sub-prime mortgage crisis and most recently the bank failures, ESB has stayed true to its philosophy of managing its interest rate margin without compromising asset quality or future earnings potential.  The result of this steadfastness is that ESB Financial Corporation is a well capitalized, strong performing institution with high quality assets in its loan portfolio.” Ms. Zuschlag added that “The Company is poised for a strong year in earnings and as of September 30, 2008 had exceeded the earnings for the entire year of 2007 by 11.5%.” Ms. Zuschlag continued by noting that “The Company’s loan production is strong, which has resulted in growth to the loan portfolio of $56.5 million for the first nine months of 2008. Additionally, as customers look for a safe haven from the turbulent markets, we have been able to attract them to our deposit products, enabling us to grow our deposits by $30.1 million during 2008, including growth of 15.7% to our core deposits.” In conclusion Ms. Zuschlag stated that “We believe that it was in the best interest of our shareholders to not participate in the program, we would have been required to issue equity interests that would have been dilutive to our current shareholders. In addition, in light of the undetermined and changing regulatory environment related to the program, participation could have unintended consequences to the Company.  Additionally, we remain confident that we will continue to generate sufficient capital to support growth opportunities and provide a sound investment return to our shareholders.”

ESB Financial Corporation is the parent holding company of ESB Bank, and offers a wide variety of financial products and services through 23 offices in the contiguous counties of Allegheny, Lawrence, Beaver and Butler in Pennsylvania.  The common stock of the Company is traded on The NASDAQ Global Select Market under the symbol “ESBF”. We make available on our web site, which is located at http://www.esbbank.com, our annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, on the date which we electronically file these reports with the Securities and Exchange Commission.  Investors are encouraged to access these reports and the other information about our business and operations on our web site.

Press Release

November 24, 2008

This news release contains certain forward-looking statements with respect to the financial condition, results of operations and business of the Company.  Forward-looking statements are subject to various factors which could cause actual results to differ materially from these estimates.  These factors include, but are not limited to, changes in general economic conditions, interest rates, deposit flows, loan demand, competition, legislation or regulation and accounting principles, policies or guidelines, as well as other economic, competitive, governmental, regulatory and accounting and technological factors affecting the Company’s operations.